UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 29, 2013

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Agreement.

On January 29, 2013, Solta Medical, Inc., a Delaware corporation (“Solta” or the “Company”), Argonaut Limited Liability Company, a Colorado limited liability company and a wholly-owned subsidiary of Solta (“Merger Sub”), Sound Surgical Technologies LLC, a Colorado limited liability company, (“Sound Surgical”) and Inlign CP III, LLC, a Delaware limited liability company, acting solely in the capacity of Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, Solta has agreed to acquire all of the outstanding membership interests of Sound Surgical by way of a merger in which Merger Sub will be merged with and into Sound Surgical with Sound Surgical continuing as the surviving corporation and a wholly-owned subsidiary of Solta (the “Merger”).

Under the terms of the Merger Agreement, at the closing of the Merger, Solta will (i) issue in the aggregate 9.73 million shares of Solta common stock (the “Closing Shares”) to Sound Surgical’s unit holders and (ii) pay $5 million in cash to such holders and in respect to certain obligations of Sound Surgical outstanding at the closing. Pursuant to the Merger Agreement the Closing Shares have an ascribed value of $25.5 million based on the per share price equal to the volume-weighted average of the closing sales prices for Solta common stock on the NASDAQ Stock Market for a specified period prior to the date of the Merger Agreement (the “Closing Share Price”). The amount of cash payable at closing is subject to adjustment to account for Sound Surgical’s working capital and cash balances at closing.

In addition, Solta has agreed to issue additional shares of its common stock (the “Earn-Out Shares”) to unit holders of Sound Surgical upon the achievement of certain revenue milestones in 2013 from the sale of Sound Surgical products. The Earn-Out Shares, if any, are issuable in the first quarter of 2014. The maximum number of Earn-Out Shares issuable under the Merger Agreement is 3.63 million shares, with an aggregate value of $9.5 million in total based on the Closing Share Price.

The Merger Agreement provides that (i) all outstanding and unexercised options to purchase Sound Surgical membership interests that are not in-the-money will be terminated and cancelled as of the effective time of the Merger, (ii) the in-the-money options will participate in the merger consideration, net of exercise price, (iii) all issued and outstanding warrants to purchase Sound Surgical membership interests that are not in-the-money will be cancelled as of the closing of the Merger, and (iv) all in the money warrants will participate in the merger consideration, net of exercise price. Solta will not assume or replace any options or warrants.

In connection with the Merger, the Company entered into Voting Agreements (the “Voting Agreement”) with holders of over a majority of the units of Sound Surgical, whereby the unit holders agree to vote their units in favor of the Merger and against any other proposal in opposition or competition to the Merger.

The Solta shares to be issued in the Merger will be issued in a private placement transaction to the Sound Surgical unit holders, and Solta has agreed to file a resale registration statement on Form S-3 for the sale of shares issued in the Merger. Sound Surgical unit holders who will hold over a majority of Closing Shares have entered into lock-up agreements agreeing not to sell more than one-third of the Closing Shares received by them in the period from the effective date of the resale registration statement until 180 days from the date of the Merger and to not sell more than an additional one-third of such shares in the period of 180 to 270 days from the date of the Merger.

Sound Surgical has made certain representations, warranties and covenants in the Merger Agreement, including, among others, representations and warranties regarding liabilities, employee benefit matters and intellectual property, and among others, covenants to conduct its business in the ordinary course consistent with past practices during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

Under the Merger Agreement, Sound Surgical security holders are required to indemnify Solta, Merger Sub and their related parties (collectively, the “Indemnified Parties”) for breaches of representations, warranties and covenants of Sound Surgical in the Merger Agreement and certain other matters, subject to limits specified in the Merger Agreement. The Merger Agreement provides that the amount of any losses with respect to which the Indemnified Parties are entitled to indemnification under the Merger Agreement will be satisfied out of Closing Shares that are deposited into escrow for a one year period and, to the extent applicable, may be set off against the Earn-Out Shares otherwise issuable as consideration pursuant to the Merger Agreement.

The completion of the Merger is subject to various customary conditions, including (i) approval of the Sound Surgical unit holders, (ii) absence of any applicable law or order prohibiting the Merger, (iii) the accuracy of the representations and warranties of each party, and (iii) performance in all material respects by each party of its obligations under the Merger Agreement.

The Merger Agreement provides for certain customary termination rights by the parties, including termination if the Merger is not consummated by March 26, 2013.

The Merger has been approved by the management committee of Sound Surgical and the board of directors of Solta.

Solta has agreed to appoint David Holthe, Manager and Chairman of the Management Committee of Sound Surgical, to its board of directors effective on the completion of the Merger.

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of Solta and Sound Surgical. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement when it is filed, together with the other information concerning Solta that it publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).

Item 2.02. Results of Operations and Financial Conditions.

The information in this report and the exhibit attached hereto regarding Solta’s results of operations for the fourth quarter and full year 2012 are being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

On January 29, 2013, we issued a press release regarding certain of our preliminary financial results for the fourth quarter and full year of 2012. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

We make reference to non-GAAP gross margin and operating income in the press release. These measures exclude the impact of acquisition related adjustments, acquisition related costs, and stock-based compensation expenses.

We believe that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of our ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures in the attached press release.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated herein by reference in its entirety. The issuance of the shares of Solta common stock as described above will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Solta Medical, Inc. dated January 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLTA MEDICAL, INC.

Date: January 29, 2013	/s/ John F. Glenn
John F. Glenn Chief Financial Officer

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